CONSENT OF Bruce D. Stuart, Esq. TO USE OF OPINION



                              Bruce D. Stuart, Esq.
                          1642 Westwood Blvd. Suite 201
                             Los Angeles, Ca. 90024

November 5, 2001


Board of Directors
The Hartcourt Companies Inc.
9800 South Sepulveda Blvd., Suite 818
Los Angeles, CA 90045

Re:  Form S-8

Gentlemen:

I hereby consent to the filing of my opinion dated November 5, 2001 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by The Hartcourt Companies Inc.

I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

Very truly yours,

Bruce D. Stuart
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Special Counsel
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